                                                                    EXHIBIT 23.1


                          CONSENT OF INDEPENDENT ACCOUNTANTS


              We consent to the inclusion in this Registration Statement on Form S-1 of our report dated July 12, 1996, on our audits of the balance sheets of V-ONE Corporation ("the Company"), as of December 31, 1994 and 1995, and June 30, 1996, and the related statements of operations, shareholders' equity (deficit) and cash flows for the period from February 16, 1993 (date of inception) to December 31, 1993 and for each of the two years in the period ended December 31, 1995, and the six month period ended June 30, 1996 and the related financial statement schedule. We also consent to the references to our firm under the caption "Experts" in the Prospectus.


                                                /s/ COOPERS & LYBRAND L.L.P.
                                                Coopers & Lybrand L.L.P.

     Washington, D.C.
     October 22, 1996

                                     SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this pre-effective amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on October 22, 1996.

                                          V-ONE CORPORATION
                                          (Registrant)

                                       By:  /s/ James F. Chen
                                            -------------------------------
                                            Name:  James F. Chen
                                            Title: President and
                                                   Chief Executive Officer

              Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                        Title                                     Date


               /s/James F. Chen                                 President, Chief Executive                October 22, 1996
               ---------------------                            Office and Director
               James F. Chen


                                                                Treasurer                                 October 22, 1996
               /s/Chansothi Um
               ---------------------
               Chansothi Um

                                                                Chief Financial Officer                   October 22, 1996
               /s/Charles B. Griffis
               ----------------------
               Charles B. Griffis
                                                                Controller                                October 22, 1996
               /s/Ban L. Eap
               ----------------------
               Ban L. Eap

                                                                Director                                  October 22, 1996
               /s/Hai Hua Cheng
               ----------------------
               Hai Hua Cheng
                                                                Director                                  October 22, 1996
               /s/Charles C. Chen
               ----------------------
               Charles C. Chen






               Signature                                        Title                                     Date


                                                                Director                                  October 22, 1996
               /s/Harry S. Gruner
               ----------------------
               Harry S. Gruner
                                                                Director                                  October 22, 1996
               /s/William E. Odom
               ----------------------
               William E. Odom